Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

CBRE GROUP, INC.

(the “Corporation”)

March 5, 2025

ARTICLE I

STOCKHOLDERS

Section 1.
Annual Meeting. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2.
Special Meeting.

(a)
Special meetings of the stockholders (1) shall be called only by the Chair of the Board of Directors, the Lead Independent Director (if one has been appointed), the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or the Board of Directors pursuant to a resolution approved by the Board of Directors and (2) shall be called by the Secretary of the Corporation (the “Secretary”) upon the written request of holder(s) Owning (as defined below) at least 25% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting (the “Requisite Percent,” and such a special meeting, a “Stockholder Requested Special Meeting”); provided that such request shall be invalid if (i) it relates to an item of business that is the same or substantially similar to any item of business that stockholders voted on at a meeting of stockholders that occurred within 30 days preceding the date of such request or (ii) the special-meeting request is received within the period commencing 90 days prior to the anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders. Special meetings of the stockholders shall be held at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors; provided that any Stockholder Requested Special Meeting shall be held within 120 days after the Secretary receives notice that such meeting has been called for.

For purposes of this Article I, Section 2, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate. A holder shall “Own” shares held in the name of a nominee or other intermediary so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder. The determination of the extent to which a person “Owns” shares for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(b)
In order for the Secretary to call a Stockholder Requested Special Meeting, one or more written requests for a special stockholder meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholder(s) of record that Own the Requisite Percent, or by persons who are acting on behalf of those who Own the Requisite Percent, must be delivered by the requesting stockholder(s) to the Secretary at the principal executive offices of the Corporation, must set forth therein the purpose or purposes of the proposed Stockholder Requested Special Meeting and must be accompanied by:

(1)
the information required by paragraph (b) of Article I, Section 11 of these By-Laws; and

(2)
as to each stockholder signing such request, or if such stockholder is a nominee or custodian, as to each beneficial owner on whose behalf such request is signed, an affidavit signed by such person stating the number of shares of the Corporation that it Owns as of the date such request was signed and agreeing to continue to Own at least (i) such number of shares or (ii) a number of shares equal to the Requisite Percent through the date of the Stockholder Requested Special Meeting and to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, with such update and supplement to be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than three business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed revoked with respect to the shares comprising such reduction and shall not be counted towards the calculation of the Requisite Percent.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above in this paragraph (b) and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within 10 business days thereafter). The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, whose determination shall be conclusive and binding on the Corporation and the stockholders.

(c)
If none of the stockholder(s) who submitted the Special Meeting Request(s) (or their qualified representatives) appears at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting as specified in the Special Meeting Request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(d)
The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the special meeting, and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or as to the shares that are Owned by the person on whose behalf the stockholder is acting, as applicable), and their Special Meeting Request shall thereupon be deemed revoked; provided that if as a result of such revocation(s) there are no longer any valid unrevoked Special Meeting Request(s) from stockholders who Own at least a Requisite Percent with respect to the proposed special meeting, then there shall be no requirement for the Secretary to call, or for the Corporation to hold, a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement for the Secretary to call, or for the Corporation to hold, such special meeting.
Section 3.
Notice. Except as otherwise provided by law, notice of the time, place, if any, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten, days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation. Unless the Board of Directors shall fix a new record date for an adjourned meeting or the adjournment is for more than 30 days (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of such adjourned meeting need not be given if the time and place, if any, to which the meeting shall be adjourned, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, were (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communications or (c) set forth in the notice of meeting given in accordance with this Article I, Section 3.
Section 4.
Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Corporation’s Amended and Restated Certificate of Incorporation as may be amended from time to time (the “Certificate of Incorporation”); but if at any regularly called meeting of stockholders there shall be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting.
Section 5.
Conduct of Meetings. The Chair of the Board of Directors, or in the Chair’s absence or at the Chair’s direction, the Lead Independent Director (if one has been appointed), or in the Lead Independent Director’s absence or at the Lead Independent Director’s direction, the Chair of the Corporation’s Corporate Governance and Nominating Committee, or in such Committee Chair’s absence or at such Committee Chair’s direction, another non-management director of the Corporation shall call all meetings of the stockholders to order and shall act as chair of such meeting. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary of the Corporation is present, the chair of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the chair of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.
Section 6.
Proxies. At all meetings of stockholders, any stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7.
Voting. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 8.
Record Dates. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (1) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting and (2) in the case of clause (b) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.
Section 9.
Inspection of Stockholders List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days ending on the day before the meeting date, on either, at the Corporation’s election, (a) a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.
Section 10.
Judges of Stockholder Votes. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the chair of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the chair of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.
Section 11.
Notice and Information Requirements.
(a)
Annual Meetings of Stockholders.
(1)
Nominations of persons for election to the Board of Directors of the Corporation (other than directors to be nominated by any series of Preferred Stock, voting separately as a class, or pursuant to the Securityholders’ Agreement (as defined below)) and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Chair of the Board of Directors, the Lead Independent Director (if one has been appointed), or the Board of Directors, (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (a)(2) and (a)(3) of this Article I, Section 11 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (iv) by any stockholder of the Corporation who meets the requirements of and complies with the procedures set forth in Article 1, Section 12.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Article I, Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (D) if the stockholder or the beneficial owner, if any, or any affiliate or associate of any of the foregoing, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (1) representation to such intent, (2) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (3) in the case of a nomination, a representation that such stockholder, any such beneficial owner or any affiliate or associate of any of the foregoing intend(s) or is part of a group which intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act; (iv) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”) and any material interest the proponent persons has in the nomination or proposal; (v) a representation whether the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, or any of their respective affiliates or associates is being financed or indemnified by any third party for making the proposal; and (vi) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (A) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (B) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (C) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(2) or paragraph (b) of this Article I, Section 11) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice, including all representations made in connection therewith, shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). In addition, if any stockholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than seven business days prior to the date for the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including, without limitation a written questionnaire provided by the Secretary of the Corporation with respect to the background, qualifications, stock ownership and independence of such proposed nominee.

(3)
Notwithstanding anything in the second sentence of paragraph (a)(2) of this Article I, Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article I, Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)
Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting (1) in the case of a meeting called by the Chair of the Board of Directors, the Lead Independent Director (if one has been appointed), the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the Board of Directors, pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws, or (2) in the case of a Stockholder Requested Special Meeting upon the written request of holder(s) Owning the Requisite Percent, as shall have been proposed by such holder(s) pursuant to a notice setting forth the information required pursuant to paragraph (a)(2) of this Article I, Section 11, and such other purposes as shall be directed by the Board of Directors, in each case as set forth in the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or stockholder(s) pursuant to Article Eighth of the Certificate of Incorporation) or (ii) provided that the Board of Directors (or stockholder(s) pursuant to Article Eighth of the Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Article I, Section 11 and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by paragraph (a)(2) of this Article I, Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)
General.

(1)
Unless otherwise provided by the terms of any series of Preferred Stock, the Securityholders’ Agreement dated as of July 20, 2001, as amended from time to time (the “Securityholders’ Agreement”), among the Corporation, CBRE Services, Inc. (formerly known as CB Richard Ellis Services, Inc.) and the Corporation’s stockholders from time to time party thereto or any other agreement approved by the Corporation’s Board of Directors, only persons who are nominated in accordance with the procedures set forth in Article I, Sections 11 or 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I, Section 11. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Article I, Sections 11 or 12 and, if any proposed nomination or business is not in compliance with Article I, Sections 11 or 12 , to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. In addition, if any stockholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act, as determined by the chair of the meeting, then such nomination shall, without further action, be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary in Article I, Sections 11 or 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Article I, Sections 11 or 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2)
For purposes of this Article I, Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)
For purposes of these By-Laws, no adjournment or postponement nor notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of Article I, Sections 11 or 12, and in order for any notification required to be delivered by a stockholder pursuant to Article I, Sections 11 or 12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4)
Notwithstanding the foregoing provisions of this Article I, Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws (including paragraphs (a)(1)(iii) and (b) of this Article I, Section 11), and compliance with paragraphs (a)(1)(iii) and (b) of this Article I, Section 11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Article I, Section 12). Notwithstanding the foregoing sentence, paragraphs (a) and (b) of this Article I, Section 11 shall not apply to any stockholder proposal of business made pursuant to Rule 14a-8 under the Exchange Act, in which case the requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto. Nothing in these By-Laws shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

(5)
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 12.
Proxy Access for Director Nominations.

(a)
Inclusion of Stockholder Nominees in the Corporation’s Proxy Materials. Notwithstanding anything to the contrary in these By-Laws, whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Article I, Section 12, the Corporation shall include in its proxy statement, form of proxy card and other applicable documents or filings with the SEC required in connection with the solicitation of proxies for the election of directors for such annual meeting (the “Corporation’s proxy materials”), in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors pursuant to this Article I, Section 12 (the “Stockholder Nominee”) by an Eligible Stockholder (as defined below), and will include in its proxy statement for the annual meeting of stockholders the Required Information (as defined below), if the Eligible Stockholder satisfies the requirements of this Article I, Section 12 and expressly elects at the time of providing the notice required by this Article I, Section 12 (the “Notice of Proxy Access Nomination”) to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Article I, Section 12. Nothing in this Article I, Section 12 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Eligible Stockholder, or group of stockholders acting collectively as an Eligible Stockholder.

(b)
Qualification as an Eligible Stockholder. To qualify as an “Eligible Stockholder,” a stockholder or an eligible group of no more than 20 stockholders of the Corporation (counting the record holder and beneficial holder of the same shares of the Corporation’s stock as one stockholder for these purposes), must have owned (as defined below) the Nomination Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock entitled to vote generally in the election of directors of the Corporation (the “Nomination Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Article I, Section 12 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders of the Corporation, and thereafter must continue to own the Nomination Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Article I, Section 12, the “Nomination Required Ownership Percentage” is 3% and the “Minimum Holding Period” is three years.

In the event the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Article I, Section 12, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Nomination Required Ownership Percentage shall apply to the ownership of the group in the aggregate. No person may be a member of more than one group of persons constituting an Eligible Stockholder for purposes of nominations pursuant to this Article I, Section 12 with respect to any annual meeting of the stockholders of the Corporation (other than a record holder directed to act by more than one beneficial owner). If and to the extent a stockholder of record is acting on behalf of one or more beneficial owners, only the stock of the Corporation owned by such beneficial owner or owners, and not any other stock of the Corporation owned by any such stockholder of record, shall be counted for purposes of satisfying the Minimum Holding Period and Nomination Required Ownership Percentage. In addition, a group of any two or more funds that are under common management and investment control shall be treated as one stockholder of record or beneficial owner, as the case may be, for the purposes of forming a group to qualify as an Eligible Stockholder; provided that each fund otherwise meets the requirements set forth in this Article I, Section 12; and provided, further, that any such funds for which common stock of the Corporation is aggregated for the purpose of satisfying the Nomination Required Ownership Percentage provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in this paragraph in the Notice of Proxy Access Nomination.

Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Article I, Section 12 that requires the Eligible Stockholder to provide any information, written statements, representations, undertakings or agreements or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such information, statements, representations, undertakings or agreements and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Nomination Required Shares owned by such stockholder). When an Eligible Stockholder is comprised of a group of more than one stockholder, a violation of any provision of this Article I, Section 12 by any member of the group shall be deemed a violation by the entire group.

For purposes of this Article I, Section 12, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both: (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) above shall not include any shares (i) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (ii) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or arrangement entered into by such stockholder or any of its affiliates, whether any such instrument, agreement or arrangement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument, agreement or arrangement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates. An Eligible Stockholder shall “own” shares of common stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares of common stock shall be deemed to continue during any period in which (I) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and provides a representation to the Corporation that it will promptly recall such loaned shares upon being notified that any of its

Stockholder Nominees will be included in the Corporation’s proxy materials, or (II) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” in this Article I, Section 12 shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion, which determination shall be conclusive and binding on the Corporation, its stockholders and beneficial owners and all other parties. For purposes of this Article I, Section 12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under rules and regulations promulgated under the Exchange Act.

(c)
Required Information. For purposes of this Article I, Section 12, the “Required Information” that the Corporation will include in its proxy statement is (1) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and (2) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of the candidacy of the Stockholder Nominee(s), which must be delivered to the Secretary of the Corporation at the time the Notice of Proxy Access Nomination required by this Article I, Section 12 is delivered (the “Statement”). Notwithstanding anything to the contrary contained in this Article I, Section 12, the Corporation may omit from its proxy statement any information or the Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Article I, Section 12 shall limit the Corporation’s ability to solicit against and include in the Corporation’s proxy materials its own statements or other information relating to the Eligible Stockholder or any Stockholder Nominee.

(d)
Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders (including any Stockholder Nominee that was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 12 but was subsequently withdrawn, disregarded pursuant to this Article I, Section 12 or declared invalid or ineligible) that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (1) 20% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Article I, Section 12 (the “Final Proxy Access Nomination Date”) or (2) two (the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Stockholder Nominees eligible for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 12 shall be calculated based on the number of directors in office as so reduced.

The Maximum Number shall be reduced, but not below zero, by the sum of:

(i) the number of individuals nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 12 whom the Board of Directors decides to nominate as a nominee of the Board of Directors;

(ii) the number of individuals that the Board of Directors decides to nominate for re-election who were Stockholder Nominees at one of the previous three annual meetings of stockholders; and

(iii) the number of Stockholder Nominees whose nomination was subsequently withdrawn or otherwise deemed invalid pursuant to this Article 1, Sections 11(c)(1), 12(h) or 12(i)(1).

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 12 shall rank such Stockholder Nominees in its Notice of Proxy Access Nomination based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article I, Section 12 exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article I, Section 12 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Article I, Section 12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Eligible Stockholder or group of Eligible Stockholders with the largest number of shares of the Corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation and preceding through each Eligible Stockholder or group Eligible Stockholders in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Article I, Section 12 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached or there are no remaining Stockholder Nominees.

(e)
Timing of Notice. To be eligible to have its nominee included in the Corporation’s proxy materials pursuant to this Article I, Section 12, an Eligible Stockholder shall have timely delivered, in proper form, a Notice of Proxy Access Nomination to the Secretary. To be timely, the Notice of Proxy Access Nomination shall be delivered to the Secretary at the principal executive offices of the Corporation in proper form not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by an Eligible Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

(f)
Form and Content of Notice. To be in proper form for purposes of this Article I, Section 12, the Notice of Proxy Access Nomination to the Secretary must be in writing and shall include the following information:

(1)
an express request that each Stockholder Nominee be included in the Corporation’s proxy materials pursuant to this Article I, Section 12;

(2)
one or more written statements from the record holder of the Nomination Required Shares (and from each intermediary through which the Nomination Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Nomination Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Nomination Required Shares through the record date, together with a written statement by the Eligible Stockholder that such Stockholder will continue to own the Nomination Required Shares through the date of such annual meeting (and any postponement or adjournment thereof);

(3)
with respect to each Eligible Stockholder or member of a group comprising an Eligible Stockholder, (i) the number of shares of the Corporation’s capital stock that such Eligible Stockholder is deemed to own for the purposes of this Article I, Section 12, (ii) the class or series and form of ownership for such shares and (iii) the number of shares of the Corporation’s capital stock (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or arrangement entered into by such stockholder or any of its affiliates, whether any such instrument, agreement or arrangement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument, agreement or arrangement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (I) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (II) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates, (iv) over which such stockholder does not retain the right to instruct how such shares are voted with respect to the election of directors, (v) over which such stockholder does not possesses the full economic interest, (vi) subject to a loan that does not permit such stockholder to recall such loaned shares on three business days’ notice, or (vii) for which such stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is not revocable at any time by such stockholder.

(4)
a copy of any Schedule 14N that has been or concurrently is filed with the

SEC as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(5)
the other information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article I, Section 11(a)(2);

(6)
the consent of each Stockholder Nominee to be named in the Corporation’s proxy materials as a nominee, to serve as a Director if elected, and to the public disclosure of the information provided pursuant to this Article I, Section 12;

(7)
a representation that the Eligible Stockholder (including each group member, in the case of nomination by a group of stockholders):

(i)
acquired the Nomination Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent;

(ii)
has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than its Stockholder Nominee(s) being nominated pursuant to this Article I, Section 12;

(iii)
has not engaged and will not engage in, with respect to the applicable annual meeting, and has not and will not be a “participant” in, another person’s or group’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting of stockholders, other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(iv)
will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

(v)
has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading; and

(vi)
consents to the public disclosure by the Corporation of the information provided pursuant to this Article I, Section 12;

(8) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Eligible Stockholder agrees to:

(i)
assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible

Stockholder, its affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Article I, Section 12, or out of the information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Article I, Section 12 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials pursuant to this Article I, Section 12;

(ii)
indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative arising out of or relating to any nomination submitted by the Eligible Stockholder pursuant to this Article I, Section 12;

(iii)
comply with all applicable laws and regulations with respect to any solicitation, or applicable to the filing and use, if any, of soliciting material, in connection with the annual meeting of stockholders; and

(iv)
file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder;

(9)
in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(10)
a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation from the Board of Directors is irrevocable and that it shall become effective upon a determination by the Board of Directors or any committee thereof that (i) any of the information provided to the Corporation by the Eligible Stockholder or any member of a group of stockholders acting collectively as an Eligible Stockholder (including any beneficial owner on whose behalf the nomination was made) or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this Article I, Section 12 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (ii) the Eligible Stockholder or any member of a group of stockholders acting collectively as an Eligible Stockholder (including any beneficial owner on whose behalf the nomination was made) or the Stockholder Nominee shall have breached any of their respective representations, obligations or agreements under this Article I, Section 12.

The Corporation may also require each Eligible Stockholder and Stockholder Nominee to furnish such additional information as may reasonably be necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of

Directors in determining and disclosing the independence of the Corporation’s Directors or as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(g)
Breach and Duty to Update. In the event that an Eligible Stockholder, or any member of a group acting collectively as an Eligible Stockholder, shall have breached any of their respective representations, obligations or agreements with the Corporation, or any information included in the Statement or the Notice of Proxy Access Nomination or any other communications by such Eligible Stockholder or member of a group acting collectively as an Eligible Stockholder (including any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders and beneficial owners ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or any member of a group acting collectively as an Eligible Stockholder (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 24 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable.

(h)
Disqualification of Stockholder Nominees. The Corporation shall not be required to include, pursuant to this Article I, Section 12, a Stockholder Nominee in the Corporation’s proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1)
for which the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Article I, Section 11;

(2)
if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(3)
if such Stockholder Nominee is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, in each case as determined by the Board of Directors in its sole discretion;

(4)
if the election of such Stockholder Nominee as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation or standards of the Corporation applicable to directors, in each case as determined by the Board of Directors in its sole discretion;

(5)
if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, of the Corporation or its subsidiaries, or is a representative of an entity that has or has had a representative functioning as such an officer or director during such period;

(6)
if such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(7)
if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(8)
if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion;

(9)
if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Article I, Section 12; or

(10)
whose business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries, as determined by the Board of Directors in its sole discretion.

For the purpose of this Article I, Section 12(h), clauses (2) through (10) will result in the exclusion from the Corporation’s proxy materials pursuant to this Article I, Section 12 of the specific Stockholder Nominee(s) to whom the ineligibility applies, or, if the Corporation’s proxy statement already has been filed, the ineligibility of the Stockholder Nominee(s) and the inability of the Eligible Stockholder that nominated any such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, clause (1) will result in the exclusion from the proxy materials pursuant to this Article I, Section 12 of all Stockholder Nominees from such Eligible Stockholder for the applicable annual meeting, or, if the Corporation’s proxy statement already has been filed, the ineligibility of all Stockholder Nominees.

(i)
General. Notwithstanding the foregoing provisions of this Article I, Section 12, unless otherwise required by law:

(1)
if the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Article I, Section 12, as determined by the Board of Directors or the chairperson of the meeting of stockholders, in each case, in its, his or her sole discretion, such nomination shall, without further action, be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(2)
the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board of Directors determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(3)
the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Article I, Section 12 and to make any and all determinations necessary or advisable to apply this Article I, Section 12 to any persons, facts or circumstances. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and its stockholders of record and beneficial owners).

(j)
Exclusive Method. Subject to the requirements of Rule 14a-19 under the Exchange Act with respect to the Corporation’s proxy card, this Article I, Section 12 shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE II

BOARD OF DIRECTORS

Section 1.
Number, Election, Quorum. The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. A nominee for director shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast as “against” such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary receives a notice (which purports to be in compliance with the notice procedures set forth in Article I, Section 11 of these By-Laws, irrespective of whether the Board of Directors thereafter determines that such notice is not in compliance with such procedures) that a stockholder has nominated a person for election to the Board of Directors and (b) such nomination has not been withdrawn by such stockholder on or before the 14th day before the Corporation first mails to the stockholders its notice of meeting for such meeting. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

Section 2.
[Reserved]

Section 3.
Chair of the Board of Directors. The Board of Directors, after each annual meeting of the stockholders, shall elect a Chair of the Board of Directors. The Chair of the Board of Directors shall hold office until his or her successor is elected by the Board of Directors, or until his or her earlier resignation or removal. The Chair of the Board of Directors may be removed as Chair at any time with or without cause by the majority vote of the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chair of the Board of Directors at such time and in such manner as the Board of Directors shall determine.

Section 4.
Lead Independent Director. In the event the Board of Directors elects a Chair who is not an Independent Member (as defined below), the Independent Members of the Board of Directors shall appoint a Lead Independent Director who is an Independent Member. The Lead Independent Director shall hold office until his or her successor is appointed, or until his or her earlier resignation or removal, disqualification as an Independent Member, or the election of an Independent Member as Chair of the Board of Directors. The Lead Independent Director may be removed as Lead Independent Director at any time, with or without cause, by a majority of the Independent Members. The Lead Independent Director shall have such powers and perform such duties as are assigned by these By-Laws and shall have such other powers and perform such other duties, not inconsistent with these By-Laws, as from time to time may be assigned by the Board of Directors. At any time when the Chair of the Board of Directors is not an Independent Member, a majority of the Independent Members shall fill any vacancy in the position of Lead Independent Director in such manner as such directors shall determine. For purposes of this Section 4, “Independent Member” means a member of the Board of Directors that meets the criteria for independence required by the New York Stock Exchange or such other exchange upon which the Corporation’s securities are publicly traded from time to time.

Section 5.
Newly-Created Directorships and Vacancies. Unless otherwise required by law and subject to Section 7 of this Article II, newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting.

Section 6.
Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chair of the Board of Directors, the Lead Independent Director (if one has been appointed), or the Chief Executive Officer, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director’s address or telecopy number as shown on the books of the Corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

Section 7.
Election of Directors by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to these By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 8.
Election of Directors by Multiples Classes or Series of Stock. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 9.
Executive Committee. The Board of Directors may designate three or more directors to constitute an executive committee to serve at the pleasure of the Board of Directors, one of whom shall be designated chair of such committee. The members of such committee shall be comprised of such members of the Board of Directors as the Board of Directors shall from time to time establish. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors. The committee shall have power to authorize the seal of the Corporation to be affixed to all papers which are required by the General Corporation Law of the State of Delaware to have the seal affixed thereto.

The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

Section 10.
Other Committees. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board of Directors (including, without limitation, an audit committee (or audit and finance committee), a compensation committee and a corporate governance and nominating committee) which shall be comprised of such members of the Board of Directors and have such duties as the Board of Directors shall from time to time establish. Any director may belong to any number of committees of the Board of Directors. The Board of Directors may also establish such other committees with such members (whether or not directors) and such duties as the Board of Directors may from time to time determine.

Section 11.
Action by Unanimous Written Consent in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 12.
Remote Participation. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 13.
Compensation. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE III

OFFICERS

Section 1.
Election. The Board of Directors, after each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chief Executive Officer, a President and a Secretary. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or one or more Vice Chairs of the Board) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

Section 2.
Terms. All officers of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 3.
Powers and Duties. Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section 4.
Delegation. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE IV

CERTIFICATES OF STOCK

Section 1.
Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chair of the Board of Directors, or the President or a Vice President, and by the Treasurer or the Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section 2.
Transfers. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

Section 3.
Loss, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE V

CORPORATE BOOKS

The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair of the Board of Directors, the Chief Executive Officer or President, or by such officers as the Board of Directors may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

AMENDMENTS

These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.

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